UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 11, 2010

NUCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

1-4119	13-1860817

(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (704) 366-7000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2010, Nucor Corporation (the "Corporation") announced that Joseph A. Rutkowski will retire from his position as Executive Vice President of Business Development of the Corporation, effective February 28, 2010.  Mr. Rutkowski joined the Corporation in 1989 and has been an Executive Vice President since 1998.  Mr. Rutkowski’s decision to retire is not a result of any disagreement with the Corporation or its management.

R. Joseph Stratman will assume the responsibility for business development activities while continuing his role as Executive Vice President of Beam and Plate Products.

A copy of the news release announcing the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1      News Release of Nucor Corporation dated January 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUCOR CORPORATION

By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President

Dated:  January 11, 2010

INDEX TO EXHIBITS

Exhibit No.                                Description

Exhibit 99.1                                News Release of Nucor Corporation dated January 11, 2010.